UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Keane, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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On April 13, 2007, Keane, Inc. (“Keane”) made available a communication to its employees relating to the Agreement and Plan of Merger dated February 6, 2007 by and among Keane, Caritor, Inc. and Renaissance Acquisition Corp., a wholly owned subsidiary of Caritor.

Dear Colleagues:

Thank you for your continued hard work and focus on fulfilling our commitments to clients and for supporting our company during this time of transition.  First, I would like to congratulate you on your efforts which are making a real difference and positively impacting Keane.  Second, I am pleased to inform you that we have completed an important step in connection with the proposed merger of Keane and Caritor, Inc. by filing a definitive proxy statement with the Securities and Exchange Commission (SEC).

Over the last several months, Keane added new clients to its portfolio. We continued to concentrate on the execution of our organizational change initiatives launched in 2006.  Perhaps more importantly, we have made substantial improvements in our client satisfaction and delivery track record. In addition, you remained resolutely committed to improving efficiencies and containing costs.  We believe these results position us well for future success.  I would like to sincerely thank you for your unwavering commitment and support.

Today Keane filed a definitive proxy statement with the SEC which calls a special meeting of Keane shareholders on May 15, 2007.  At this meeting, shareholders will vote on the previously announced definitive agreement between Keane and Caritor.  The meeting will be held at the offices of WilmerHale, 60 State Street, Boston, Massachusetts, at 10:00 a.m., local time.  Prior to filing the definitive proxy statement, Keane also furnished preliminary unaudited financial results for the year 2006.

As you know, under the terms of the merger agreement, Caritor will acquire Keane for an all-cash purchase price of approximately $854 million.  Holders of Keane’s common stock will receive $14.30 per share in cash, pending Keane shareholder approval, as well as satisfaction of other customary closing conditions.

If you held Keane stock as of the record date of April 5, 2007, you are entitled to vote at the special meeting of shareholders.  You will soon receive a copy of the definitive proxy statement and a special meeting proxy card.   All employees who are shareholders should carefully read the definitive proxy statement, which contains important information about the transaction.  We urge you to vote your shares.  Shareholders may submit a proxy to vote by returning the special meeting proxy card in the envelope enclosed with the mailing, via telephone, or on the Internet.

As you know, teams from both Keane and Caritor have been working together in anticipation of combining the strength of Keane’s IT delivery and client service capabilities with the flexibility of Caritor’s leading US-based global IT services business model.  The resulting private company is anticipated to have annual revenues over $1 billion and more than 14,000 global professionals.  It is expected that the new firm, which will be called Keane, will be well positioned to deliver comprehensive IT and business process services to its clients.

We will continue to update you on our progress regarding both the merger and the plans to integrate our two organizations.

Again, my personal thanks for all of your hard work and significant contributions.

Kirk Arnold
Vice Chair, President & CEO

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Keane has filed with the SEC and plans to mail to its shareholders, commencing on April 16, 2007, a definitive proxy statement in connection with the transaction.  The definitive proxy statement contains important information about Keane, the merger and related matters.  Investors and security holders are urged to read the definitive proxy statement carefully.

Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by Keane through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders may obtain free copies of the proxy statement from Keane by contacting Larry Vale at 617-517-1290.

Keane, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Keane’s stockholders with respect to the transactions contemplated by the merger agreement.  Information regarding Keane’s directors and executive officers is contained in Keane’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated April 6, 2006 for its 2006 Annual Meeting of Stockholders, which are filed with the SEC, as well as Keane’s Current Reports on Form 8-K filed with the SEC on January 1, 2006, March 29, 2006, June 23, 2006, October 23, 2006 and January 25, 2007.  As of January 31, 2007, Keane’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 11.6 million shares, or 19%, of Keane’s common stock. You can obtain free copies of these documents from Keane using the contact information set forth above.  Additional information regarding interests of such participants is included in the definitive proxy statement available free of charge as indicated above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document, regarding the proposed transaction between Keane and Caritor, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company, and any other statements about Keane or Caritor managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions) should also be considered to be forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements.  Important factors that might cause such a difference include, but are not limited to, the ability of Keane to obtain stockholder approval of the merger; the possibility that the merger will not close or that the closing will be delayed; the challenges and costs of integrating the operations and personnel of Keane; and other events and factors disclosed previously and from time to time in Caritor’s and Keane’s filings with the Securities and Exchange Commission, including Keane’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. Caritor and Keane disclaim any obligation to update any forward-looking statements after the date of this document.